Exhibit 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Ste 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS 78)
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20100531467-19
Filing Date and Time 07/19/2010 1:10 PM
Entity Number E0341112010-1

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation:	ULTIMATE RACK INC.

2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: CSC SERVICES OF NEVADA, INC. Name ☐ Noncommercial Registered Agent OR ☐ Office or Position with Entity (name and address below) (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address	City		Zip Code
Nevada
	Mailing Address (if different from street address)	City		Zip Code

3. Authorized Stock: (Number of shares corporation is authorized to issue)	Number of shares 200,000,000 Preferred With par value: 200,000,000 Common	Par value $0.001 Per share: 0.001	Number of shares Without par value:
4. Name & Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional pages if more than two directors/trustees )
1. Shawn Gabriel Arizmendi
Name
	331 Valley Mall Pkwy, #215	E. Wenatchee	WA	98802
	Street Address	City	State	Zip Code

2.

	Street Address	City	State	Zip Code

3.
Name

	Street Address	City	State	Zip Code

5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be:

6. Name, Address And Signature of Incorporator: (attach additional pages if more than one Incorporator)
CSC SERVICES OF NEVADA, INC.
	Name	Incorporator Signature

	502 EAST JOHN STREET	CARSON CITY	NV	89706
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named entity.
7/19/2010
	Authorized Signature of Registered Agent of On Behalf of registered Agent Entity			Date

This form must be accompanied by appropriate fees.

CORPORATE CHARTER

I,  ROSS MILLER,  the duly elected and qualified Nevada Secretary of State, do hereby certify that ULTIMATE RACK, INC., did on
July 19, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

Certified By: Nita Hibshman Certificate Number: C20100719-2403 You may verify this certificate online at http://www.nvsos.gov/	IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 20, 2010 /s/ Ross Miller Ross Miller Secretary of State